Exhibit 10.6

                              CARNIVAL CORPORATION
                              AMENDED AND RESTATED
                        2001 OUTSIDE DIRECTOR STOCK PLAN

                                RESTRICTED STOCK
                                 AWARD AGREEMENT

      THIS AGREEMENT (the "Agreement") made between Carnival Corporation, a corporation organized under the laws of the Republic of Panama (the "Company") and ______________ (the "Director"). The Company hereby grants to Director, on ____________ (the "Grant Date"), a Restricted Stock Award consisting of
___________ (______) Shares (hereinafter called the "Restricted Shares"), on the following terms and conditions and subject to the Director's execution of this Agreement and the terms and conditions of the Carnival Corporation Amended and Restated 2001 Outside Director Stock Plan (the "Plan"):

      1. The Company has adopted the Plan, which is incorporated herein by reference and made a part of this Agreement. Each capitalized term used in this Agreement and not otherwise defined herein shall have the meaning assigned to it in the Plan.

      2. Subject to Sections 3 and 4, below, the Restricted Period as to the Restricted Shares shall expire in five equal annual installments beginning one year from the Grant Date.

      3. Upon the Director's termination of service as a member of the Board due to death or Disability, the Restricted Period shall expire as to 100% of the Restricted Shares. Upon the Director's ceasing to be a member of the Board for any reason other than death or Disability prior to the first anniversary of the Director's initial election to the Board, all of the Restricted Shares shall be forfeited[, the applicable stock certificates for such Restricted Shares shall be returned to the Company] and all rights of the Director to the Restricted Shares, and as a shareholder in respect of the Restricted Shares, shall terminate without further obligation on the part of the Company. Upon the Director's termination of service as a member of the Board for any reason other than death or Disability on or after the first anniversary of the Director's initial election to the Board, the Restricted Period shall continue to expire in accordance with Section 2 above. Upon the expiration of the Restricted Period with respect to any Restricted Shares, the restrictions set forth in this Agreement (particularly the restrictions described in Section 7 below) shall be of no further force or effect with respect to such Restricted Shares.

      4. [The Restricted Shares will be delivered to the Director pending the expiration of the Restricted Period or the forfeiture of the Restricted Shares.] OR [The Restricted Shares shall be held in escrow pending the expiration of the Restricted Period or the forfeiture of the Restricted Shares. The Director shall execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee and (B) the appropriate blank stock powers with respect to the Restricted Shares. If the Director shall fail to execute such an escrow agreement and blank stock powers, this award of Restricted Shares shall be null and void.]

      5. The Director shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to Section 3 of this Agreement or otherwise transferred in a manner not prohibited by this Agreement, and, as record owner, shall be entitled to all rights as a stockholder as to such Restricted Shares, including, without limitation, voting rights with respect to the Restricted Shares.

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      6. [Pending the  expiration of the Restricted  Period,  cash dividends and stock dividends paid with respect to the Restricted Shares shall be paid directly to the Director.] OR [Pending the expiration of the Restricted Period, cash dividends and stock dividends paid with respect to the Restricted Shares shall be withheld by the Company and not paid to the Director.] OR [Pending the expiration of the Restricted Period, cash dividends and stock dividends paid with respect to the Restricted Shares shall be withheld by the Company for the Director's account, [without interest] [and interest shall be credited on the amount of cash dividends withheld at a rate of ___% per annum, in accordance with such terms as are established by the Committee.] The cash dividends and stock dividends so withheld and attributable to any particular Restricted Share [, and earnings thereon,] shall be distributed to the Director upon the expiration of the Restricted Period in respect of such Restricted Share and, if such Restricted Share is forfeited, the Director shall have no right to such cash dividends, stock dividends [or earnings]].

      7. Upon the grant of the Restricted Shares, the Committee shall cause one or more stock certificates registered in the name of the Director to be issued. Each certificate representing Restricted Shares shall bear a legend substantially in the form set forth below until the lapse of all restrictions with respect to the Restricted Shares, as well as any other information the Company deems appropriate:

            Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Carnival Corporation Amended and Restated 2001 Outside Director Stock Plan and a Restricted Stock Award Agreement, between Carnival Corporation and the registered owner of this certificate. Copies of such Plan and Agreement are on file at the offices of Carnival Corporation.

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

[The Committee shall cause the stock certificates representing the Restricted Shares to be deposited, together with the stock powers, with the escrow agent designated by the Committee. The Committee shall cause the escrow agent to issue to the Director a receipt evidencing such stock certificate.]

      8. None of the Restricted Shares, nor any right evidenced thereby, may, at any time before the expiration of the Restricted Period with respect thereto, be transferable in any manner other than by will or by the applicable laws of inheritance, descent and distribution. In the Committee's discretion, the Restricted Shares may be transferred pursuant to a "qualified domestic relations order" as defined in Section 414(p) of the Code or any similar domestic relations order enforceable in the jurisdiction in which the Director resides.

      9. Nothing in the Plan or this Agreement confers on the Director the right to continue to serve as a member of the Board.

      10. The Company's obligation to deliver the Restricted Shares or other property to the Director pursuant to this Agreement shall be subject to all applicable federal, state, local and other applicable withholding requirements, including the payment by the Director of any applicable federal, state, local and other applicable withholding tax or social security contributions, and the Company, Carnival plc or any Affiliate of the Company or Carnival plc has the right, but not the obligation, to withhold or retain any Restricted Shares or other property deliverable to the Director in connection with the Award of Restricted Shares or from any compensation or other amounts owing to the Director the amount (in cash, Shares or other property) of any required tax withholding in respect of the Award of

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Restricted  Shares  and to take such  other  action as may be  necessary  in the opinion of the Company to satisfy all obligations for the payment of such taxes.

      11. The Company's obligations under this Agreement and the Plan with respect to the Restricted Shares shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agency as may be required.

      12. (a) If the Director is a resident of the UK, the Director and the Company agree that if either of them so elects, they will each enter into an irrevocable election either jointly or separately pursuant to section 431 of the UK Income Tax (Earnings and Pensions) Act 2003 (in such form as is approved by the Commissioners for Her Majesty's Revenue and Customs) not later than 14 days after the Grant Date of this award of Restricted Shares.

          (b) Upon the  expiration of the  Restricted  Period of any  Restricted
Shares, the Director agrees to enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with the Plan or this Agreement.

      13. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement; provided that, this Agreement is subject to the Plan, as provided above, and, in the event there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

      14. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to the principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Florida.

      15. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

      IN WITNESS THEREOF, the Company has caused these presents to be signed by its duly authorized officer as of the __th day of _________, 20__.


                                      CARNIVAL CORPORATION


                                      By:___________________________

                                              [                     ]
                                      Title:  [                     ]

ACCEPTED AND AGREED TO THIS

____________DAY OF ____________, 20__.


______________________________________

___________, Director